UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 10, 2024

W. P. Carey Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-13779	45-4549771
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Manhattan West, 395 9th Avenue, 58th Floor New York, New York	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 Par Value	WPC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 10, 2024, W. P. Carey Inc. (the “Company”) announced that John J. Park will step down as President of the Company effective September 30, 2024. The separate role of President will be eliminated, and the title will be assumed by Jason Fox, the Company’s Chief Executive Officer, effective October 1, 2024. Mr. Park will remain Senior Advisor to the Company through February 28, 2025 to ensure an orderly transition of his duties to other members of the Company’s management team.

Mr. Park and the Company entered into a letter agreement, dated July 9, 2024 (the “Separation Agreement”). Pursuant to the Separation Agreement, subject to certain conditions, Mr. Park will be entitled to receive continued vesting of his outstanding unvested restricted stock units and performance stock units through the date such units would otherwise have become vested in accordance with their terms. Mr. Park will not receive a cash severance payment under the Separation Agreement.

The foregoing summary of the Separation Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Separation Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

A copy of the Company’s press release is attached as Exhibit 99.1.

Item 9.01.        Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Separation Agreement, dated July 9, 2024 by and between W. P. Carey Inc. and John. J. Park
99.1	Press release issued by W. P. Carey Inc. on July 10, 2024
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: July 10, 2024	W. P. Carey Inc.

	By:	/s/ Jason E. Fox
Jason E. Fox
Chief Executive Officer